UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

BIOVEST INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOVEST INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 18, 2011

To the Shareholders of Biovest International, Inc.:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Biovest International, Inc. (the “Company”), which will be held at the Company’s corporate headquarters, located at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida, on January 18, 2011 at 10:00 a.m., local time, and any adjournments or postponements thereof for the following purposes:

1.	To elect eight directors, with the following as the Board’s nominees:

•	Francis E. O’Donnell, Jr., M.D.;

•	Ronald E. Osman, Esq.;

•	John Sitilides;

•	Jeffrey A. Scott, M.D.;

•	Christopher C. Chapman, M.D.;

•	Peter J. Pappas, Sr.;

•	Raphael J. Mannino, Ph.D.; and

•	Edmund C. King.

2.	To approve the 2010 Equity Incentive Plan;

3.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

4.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on November 22, 2010 will be entitled to vote at the annual meeting. Information relating to the matters to be considered and voted on at the annual meeting is set forth in the proxy statement accompanying this notice. A copy of our annual report for our fiscal year ending September 30, 2010 is also enclosed.

Please read the proxy statement and vote your shares as soon as possible. To ensure your representation at the annual meeting, please complete, date, sign, and return the enclosed proxy, even if you plan to attend the annual meeting. A proxy and a self-addressed stamped envelope are enclosed. If you attend the annual meeting, you may withdraw your proxy and vote in person. To obtain directions to be able to attend the meeting and vote in person, please contact the Secretary at the Company’s corporate headquarters at the address set forth above.

The Board of Directors unanimously recommends a vote “for” the approval of each of the proposals to be submitted at the meeting.

By Order of the Board of Directors,

/s/ Francis E. O’Donnell, Jr., M.D.
December 14, 2010	Francis E. O’Donnell, Jr., M.D.
Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JANUARY 18, 2011:

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders and the Company’s Annual

Report on Form 10-K for the fiscal year ending September 30, 2010 are available at

http://www.biovestproxy.com.

BIOVEST INTERNATIONAL, INC.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(813) 864-2554

PROXY STATEMENT

FOR

2011 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of the accompanying proxies on behalf of the Board of Directors of Biovest International, Inc. (the “Company”) for use at the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on January 18, 2011 at 10:00 a.m., local time, at the Company’s corporate headquarters, located at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida, and any adjournments or postponements of the Annual Meeting.

This Proxy Statement and the accompanying proxy forms, together with the Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2010, are first being mailed to shareholders entitled to vote at the Annual Meeting on or about December 15, 2010.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving these materials?

At the Annual Meeting, shareholders will act upon the matters described in the notice of meeting contained in this Proxy Statement, including the election of directors. We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card. Alternatively, certain shareholders may vote their shares by telephone or over the Internet as described in further detail below under the heading “How do I vote?”.

Who is entitled to vote?

Only holders of the Company’s common stock outstanding as of the close of business on November 22, 2010 (the “Record Date”) will be entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock he, she, or it held on the Record Date.

Who can attend the Annual Meeting?

All shareholders, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Annual Meeting.

What constitutes a quorum?

A majority of the 136,348,137 shares of common stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will be part of the quorum. Shares represented by a proxy card either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes. However, broker non-votes will not be counted as votes for or against any proposal. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting.

What is the effect of not voting?

It will depend on how your share ownership is registered. If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares in street name and do not vote, your broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the Annual Meeting. Your broker may vote your shares in its discretion on routine matters such as Proposal 3, the ratification of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent registered public accounting firm for the year ending September 30, 2011. However, with regard to non-routine matters, such as Proposal 1 and Proposal 2, your broker may not vote your shares in its discretion and such broker non-votes will be counted towards a quorum, but will not be counted in determining whether Proposal 1 and Proposal 2 have been approved. Abstentions will be considered to be present and entitled to vote with respect to Proposal 2 and Proposal 3 and will have the same effect as votes against Proposal 2 and Proposal 3.

How do I vote?

Shareholders who own shares registered directly with the Company’s transfer agent on the close of business on November 22, 2010 can appoint a proxy by mailing their signed proxy card in the enclosed envelope or by transmitting voting instructions over the Internet or by telephone. Any such shareholder who wishes to vote via the Internet can do so by accessing wwwbiovestproxy.com with his or her proxy card in hand, and any such shareholder who wishes to vote by telephone should call 1-800-690-6903 with his or her proxy card in hand. Street name holders may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that the shareholders’ instructions have been properly recorded.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy bearing a later date, by providing written notice to the Secretary of the Company that you are revoking your proxy, or by voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting. When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications. A written notice to the Company’s Secretary revoking your proxy must be sent to David D. Moser, Secretary, Biovest International, Inc., 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606.

What am I voting on?

You are voting on five proposals:

1.	To elect eight directors, with the following as the Board’s nominees:

•	Francis E. O’Donnell, Jr., M.D.;

•	Ronald E. Osman, Esq.;

•	John Sitilides;

•	Jeffrey A. Scott, M.D.;

•	Christopher C. Chapman, M.D.;

•	Peter J. Pappas, Sr.;

•	Raphael J. Mannino, Ph.D.; and

•	Edmund C. King.

2.	To approve the 2010 Equity Incentive Plan;

3.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

4.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

What are the Board’s recommendations?

The Board recommends a vote:

1.	For election of the nominated slate of directors.

2.	For the approval of the 2010 Equity Incentive Plan.

3.	For the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes with respect to Proposal 1 (election of directors) and, with respect to proposals other than Proposal 1 (election of directors), “For” votes, “Against” votes, abstentions, and broker non-votes. Abstentions will be considered to be present and entitled to vote with respect to Proposal 2 and Proposal 3 and will have the same effect as votes “Against” Proposal 2 and Proposal 3. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give the broker or nominee specific instructions, your broker or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What vote is required to approve the proposals?

Directors are elected by a plurality. Therefore, the eight nominees for director receiving the greatest number of votes will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

The approval of the 2010 Equity Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no impact on the proposal.

The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no impact on the proposal.

Are there any other items that are to be discussed during the Annual Meeting?

No. The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who will count the vote?

Broadridge Investor Communication Services will count the vote and will serve as the inspector of the election at the Annual Meeting.

Who pays to prepare, mail, and solicit the proxies?

Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails. Solicitations may be made by directors, officers, and other employees of the Company, as well as the Company’s investor relations firm, none of whom will receive additional compensation for such solicitations. The cost of soliciting proxies will be borne by the Company. It is anticipated that banks, brokerage houses, and other custodians, nominees, or fiduciaries will be requested to forward solicitation materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services. All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their request for a separate copy of the annual report and this proxy statement, for a separate copy of future annual reports and proxy statements, or for a single copy rather than separate copies of future annual reports and proxy statements by calling the Company at (813) 864-2554 or by sending a written request addressed to the Company, Attention: Secretary, 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606.

How can I contact the members of the Board?

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to Biovest International, Inc., Attn: Board of Directors (or the individual director(s)), 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606. Such communications will be delivered directly to the directors.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors recommends the following nominees for election as directors and recommends that each shareholder vote “FOR” the nominees. Executed proxies in the accompanying form will be voted at the Annual Meeting in favor of the election as directors of the nominees named below, unless authority to do so is withheld.

Our Board of Directors presently consists of eight members and our directors are elected for a term of one year, or until such time as their successors are elected, at each annual meeting of shareholders. We have not had an annual meeting of shareholders since November 30, 2004. Accordingly, at the Annual Meeting, all directors are required to be elected. Our Board of Directors has nominated the following individuals to serve as directors:

•	Francis E. O’Donnell, Jr., M.D.;

•	Ronald E. Osman, Esq.;

•	John Sitilides;

•	Jeffrey A. Scott, M.D.;

•	Christopher C. Chapman, M.D.;

•	Peter J. Pappas, Sr.;

•	Raphael J. Mannino, Ph.D.; and

•	Edmund C. King.

The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that any of these nominees will be unavailable or will decline to serve. In the event, however, that any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current Board of Directors to fill the vacancy.

The nominees for director named above currently are directors of the Company and are proposed to be elected at the Annual Meeting to serve one-year terms or until the next annual meeting of shareholders after the expiration of their term. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting), meaning that the eight nominees receiving the highest number of affirmative votes will be elected as directors.

The following is biographical information and the age (as of the Record Date) for each person nominated:

Francis E. O’Donnell, Jr., M.D., age 60, has served our Chief Executive Officer and as the Chairman of our Board of Directors since February 2009. Since 2003, Dr. O’Donnell had been a Director and Vice-Chairman (non-executive) of our Company. Dr. O’Donnell has also been the Chairman, the Chief Executive Officer and a director of Accentia Biopharmaceuticals, Inc. (“Accentia”), our parent corporation, since its inception in 2002. He is also the Chairman and a Director of BioDelivery Sciences International, Inc. (“BDSI”). Dr. O’Donnell was the founder and for more than the last five years has served as manager of The Hopkins Capital Group (“HCG”), an affiliation of limited liability companies which engage in business development of disruptive healthcare technologies. HCG entities are significant stockholders of Accentia and BDSI. Dr. O’Donnell is a 1975, summa cum laude graduate of the Johns Hopkins School of Medicine. He received his specialty training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. He is the former Professor and Chairman, Department of Ophthalmology, St Louis University School of Medicine. Dr. O’Donnell has published over 30 peer-reviewed scientific articles and he has been awarded over 34 U.S. Patents. He is the recipient of the 2000 Jules Stein Award from Retinitis Pigmentosa International. He is a Trustee for St. Louis University. We believe that Dr. O’Donnell’s experience and skills make him a qualified and valuable member of our Board of Directors.

Ronald E. Osman, Esq., age 64, has been a Director of our Company since November 2006. Mr. Osman is the founder, president and senior partner of the law offices of Ronald E. Osman & Associates, Ltd. Mr. Osman established the practice in 1979. The firm concentrates on actions brought under the Federal False Claims Act as well as actions concerning commercial law and personal injury. The firm maintains offices in Marion, Illinois and Dongola, Illinois. After receiving a Bachelor of Science in Agriculture/Economics from the University of Illinois in 1968, Mr. Osman joined the United States Marine Corp, where he served as an officer from 1969 to 1972. In 1976, Mr. Osman began law school at Southern Illinois University. Mr. Osman completed his law degree in two and one half years and received his Juris Doctorate from Southern Illinois University in 1979. Mr. Osman has been actively engaged in the practice of law since that time. In addition to his law practice, Mr. Osman operates a farming business, an oil production business, and a motel enterprise. He is a member of Illinois Bar Association, Illinois Trial Lawyers Association, and National Health Lawyers Association. He also serves as a Member of the Board of Dongola Clinic and is a Founding Member of Rural Health, Inc. We believe that Mr. Osman’s experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, Mr. Osman’s entrepreneurial expertise and knowledge of the law, especially in health related fields, is extremely valuable in driving the direction of the business. He also has previous experience in founding and selling business enterprises and has been an active participant in financing activities of the Company.

John Sitilides, age 48, has been a Director of our Company since March 2005. Mr. Sitilides is a government relations strategist and Principal at Trilogy Advisors in Washington, D.C, whose successful projects include the accelerated execution of federal agency actions and regulatory corrections, the structured coordination of Washington, D.C. strategic planning, and preparation of political intelligence reports. Mr. Sitilides worked in the U.S. Senate before founding the Western Policy Center, a respected international relations institute, in 1998. He served as Executive Director until its 2004 merger with the Woodrow Wilson International Center for Scholars. He is Chairman of the Wilson Center Southeast Europe Project and the State Department Foreign Service Institute’s Advanced Area Studies program on Greece and Cyprus. He also serves on the Commerce Department Joint Science and Technology Cooperation Advisory Council (Initiative for Technology Cooperation in the Balkans) and on the Board of Trustees of Leadership 100 Endowment Trust. A frequent media commentator on national politics and global affairs, Mr. Sitilides has been interviewed or featured in leading U.S., European and other international broadcast and print media, and has testified before Congress on foreign policy. Mr. Sitilides received his Master’s Degree in International Affairs at the Columbia University School of International and Public Affairs in 1986, with specialization in International Security Policy, International Political Economy, and Western European Affairs, and his Bachelor’s Degree in Political Science from Queens College in 1983. We believe that Mr. Sitilides’ experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, he has extensive experience in governmental relations and interaction with administrative and regulatory agencies of U.S. and foreign governments.

Jeffrey A. Scott, M.D., age 52, has been a Director of our Company since March 2004. Dr. Scott, whose specialty is oncology, currently is the President of P4 Healthcare, a multimedia Healthcare Marketing and Education Company with a focus in Oncology. From 1998 to 2005, Dr. Scott served as the National Medical Director and President of the International Oncology Network, a network of more than 3500 U.S. Private Practice Oncologists headquartered in Baltimore, MD, since 1998, and in that same role for the International Physician Network. Dr. Scott was a practicing physician, Partner and CFO of Georgia Cancer Specialists located in Atlanta, GA from 1995 to 2001, acting as CFO for a large practice with over $100 million in revenue and responsible for development of financial programs of practice after merger and corporate buyout by Phymatrix. In this position, Dr. Scott also took responsibility for the development of an extensive Clinical Research program. From 1998 to 2000, he also served as Medical Chief of Staff at Atlanta’s Emory Northlake Regional Medical Center. Dr. Scott’s biotech experience includes his role as a Consultant to Nexstar Pharmaceuticals of Boulder, Colorado, assisting and educating the sales force in dealing with physician networks and consulting with investment advisors regarding potential investments in other biotechnology companies.

Dr. Scott’s educational background includes a B.S. in Microbiology from the University of Michigan, Ann Arbor, Michigan, and medical education at Wayne State University, Detroit, Michigan and a fellowship in Oncology at University of Texas Health Sciences, San Antonio, Texas. Dr. Scott has Board Certifications from the American Board of Internal Medicine, Internal Medicine, September 1987, and the American Board of Internal Medicine, Medical Oncology, November 1989. He has extensive research and publication credits in the oncology field. We believe that Dr. Scott’s experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, Dr. Scott’s background in the oncology field and his experience in management and on Boards of Directors of drug development companies make him a valuable resource on our Board.

Christopher C. Chapman, M.D., age 58, has been a Director of our Company since March 2004 and a Director of Accentia since April 2008. From 2004 to the present, Dr. Chapman has been manager of Chapman Pharmaceutical Consulting, Inc., a consulting organization that provides support on clinical and regulatory issues for pharmaceutical and biotech companies in North America, Europe, Japan, India and Africa. Dr. Chapman received his M.D. degree from Georgetown University in Washington, D.C. in 1987 where he completed his internship in Internal Medicine. He completed a residency in Anesthesiology and a fellowship in Cardiovascular and Obstetric Anesthesiology at Georgetown University. Since 1995, Dr. Chapman has been a critical care physician on the staff at Doctor’s Community Hospital, Lanham, Maryland. In 2009, Dr. Chapman joined Takeda Pharmaceuticals, Inc. and manages pharmacovigilance for an ongoing Phase 3 clinical trial. Dr. Chapman also is a consultant manager for Middle Brook Pharmaceuticals and a manager for staff at Enzon Pharmaceuticals. Dr. Chapman was the Executive Vice President of Medical and Regulatory Affairs and Director of New Business Development (pharmaceuticals) for BDSI on a part time basis from October 2000 to November 2004. From 1995 to April 2000, Dr. Chapman was Executive Director, Medical Affairs, Quintiles Consulting and a founding Co-Director of Quintiles BRI (QBRI) Medical Affairs, Drug Safety and Medical Writing Departments. We believe that Dr. Chapman’s experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, Dr. Chapman’s background in drug development consultation and clinical trials make him a valuable resource on our Board.

Peter J. Pappas, Sr., age 71, has been a Director of our Company since March 2003. Mr. Pappas has for more than the last five years been the President and CEO of P.J. Mechanical Corp., a major air conditioning contractor in the New York City metropolitan area. In addition to his vast experience in construction for the past forty years, Mr. Pappas is a prime real estate developer and investor around the country. He attended NYU as a business administration major. A noted philanthropist, Mr. Pappas is an Archon of the Greek Orthodox Church. He serves the Archdiocesan National Council and as trustee of the privileged Leadership 100 Endowment trust. He is a board member of the Western Policy Center in Washington, D.C., a member of the Board of The Cyprus/American Chamber of Commerce, and the National Chairman of the Cyprus Children’s Fund, a sponsorship program and scholarship award endowment. We believe that Mr. Pappas’ experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, he has extensive business experience in the construction and real estate industry and extensive involvement in complex financial dealings, and has been instrumental in participating in and facilitating the Company’s capital raises. He has also served on a number of public and non-publicly traded companies’ and organizations’ boards of directors.

Raphael J. Mannino, Ph.D., age 63, has been a Director of our Company since June 2003. Dr. Mannino was the Executive Vice President and Chief Scientific Officer of BDSI from October 2000 - September 2009, and a director from October 2001-June 2007. Dr. Mannino previously served as President, CEO, Chief Scientific Officer, and a member of the Board of Directors of BioDelivery Sciences, predecessor to BDSI since its incorporation in 1995. Dr. Mannino’s previous experience includes positions as Associate Professor at the University of Medicine and Dentistry of New Jersey (1990 to present), Assistant, then Associate Professor, Albany Medical College (1980 to 1990), and Instructor then Assistant Professor, Rutgers Medical School (1977 to 1980). His postdoctoral training was from 1973 to 1977 at the Biocenter in Basel, Switzerland. Dr. Mannino received his Ph.D. in Biological Chemistry in 1973 from the Johns Hopkins University, School of Medicine. We believe that Dr. Mannino’s experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, Dr. Mannino’s background in pharmaceutical research and development and clinical trials make him a valuable resource on our Board.

Edmund C. King, age 75, has been a Director of our Company since June 23, 2010. Mr. King is also a director of Accentia. Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. While at Ernst & Young, Mr. King was that firm’s southern California senior healthcare partner and prior to that directed the southern California healthcare practice for Arthur Young & Company, one of the predecessor firms of Ernst & Young. During his 30 years with Ernst & Young, Mr. King counseled clients in structuring acquisitions and divestitures; advised on the development of strategic plans; directed the preparation of feasibility studies; assisted with operational and financial restructuring; directed and supervised audits of client financial statements; and provided expert witness testimony and technical SEC consultation. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C. Mr. King has served as Chief Financial Officer and Director of Invisa, Inc. since November 2000 and Acting President since November 2007. Mr. King is also a member of the Board of Directors of LTC Properties, Inc., NYSE listed real estate investment trust. Mr. King is a graduate of Brigham Young University having served on the National Advisory Council of that school’s Marriott School of Management, and has completed a Harvard University management course sponsored by Ernst & Young. Mr. King also has served as Chairman of the MPMA’s Long-Term Care Committee (Los Angeles Chapter) and is a past member of the National Association of Corporate Directors. We believe that Mr. King’s experience and background make him a qualified and valuable member of our Board of Directors. Specifically, Mr. King’s background in accounting and finance make him a valuable resource on our Board.

Required Vote

The eight nominees receiving the greatest number of votes will be elected to serve as directors. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FOLLOWING

INDIVIDUALS BE ELECTED TO THE COMPANY’S BOARD OF DIRECTORS:

•	FRANCIS E. O’DONNELL, JR., M.D.;

•	RONALD E. OSMAN, ESQ.;

•	JOHN SITILIDES;

•	JEFFREY A. SCOTT, M.D.;

•	CHRISTOPHER C. CHAPMAN, M.D.;

•	PETER J. PAPPAS, SR.;

•	RAPHAEL J. MANNINO, PH.D.; AND

•	EDMUND C. KING.

DIRECTORS AND EXECUTIVE OFFICERS

Board Meetings and Independence

During the fiscal year ending September 30, 2010 (“Fiscal 2010”), the Board of Directors of the Company held seven meetings, all of which were telephonic meetings. In addition, the Board of Directors took action by written consent on three occasions. During Fiscal 2010, each director attended at least 75% of the total number of meetings of the Board. For the reasons discussed below, there were no committee meetings held by our Audit Committee, our Compensation Committee, or our Governance and Nominating Committee during Fiscal 2010.

It is the Company’s current policy to strongly encourage directors to attend annual meetings of shareholders, but they are not required to attend.

Our Board of Directors presently has eight members, each of which is being nominated for re-election, and biographical information regarding these directors is set forth above under the caption “PROPOSAL 1—ELECTION OF DIRECTORS.” The Board has determined that five of its members are “independent directors” as defined under the applicable rules of The NASDAQ Stock Market and the Securities and Exchange Commission. These five “independent directors” are Edmund C. King, Jeffrey A. Scott, M.D., Christopher C. Chapman, M.D., Raphael J. Mannino, Ph.D., and John Sitilides. In making its determination of independence, the Board of Directors considered questionnaires completed by each director and all ordinary course transactions between the Company and all entities with which the director is employed. With regard to Dr. Chapman and Mr. King, the Board considered their relationship as directors of Accentia Biopharmaceuticals, Inc., the Company’s majority shareholder. Additionally, the Board determined that Francis E. O’Donnell, Jr., M.D., Ronald E. Osman, Esq. and Peter J. Pappas, Sr., who are also nominees for election under Proposal No 1, are not independent.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the company. Our Board believes that its current leadership structure, with Dr. O’Donnell serving as both chief executive officer and board chairman, is appropriate given Dr. O’Donnell’s past experience serving in these roles, the efficiencies of having the chief executive officer also serve in the role of chairman and our strong corporate governance structure. Pursuant to our governance guidelines, whenever the chairman is an employee of the Company, our Board elects a lead director from its independent directors. The lead director is currently Edmund C. King. The chairman and chief executive officer consults periodically with the lead director on board matters and on issues facing the Company. In addition, the lead director serves as the principal liaison between the chairman of the board and the independent directors and presides at an executive session of non-management directors at each regularly scheduled board meeting.

Risk Oversight

Our Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the board as disclosed in the descriptions of each of the committees herein and in the charters of each of the committees, but the full board has retained responsibility for general oversight of risks. Our Board satisfies this responsibility through full reports by each committee chair regarding the applicable committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Board Committees and Committee Member Independence

On November 10, 2008, in an effort to mitigate costs while we were seeking to reorganize under Chapter 11 of the Bankruptcy Code, we enacted resolutions amending the charters for our Audit Committee, our Governance and Nominating Committee and our Compensation Committee to eliminate any requirement for members to be independent as that term is defined in rules promulgated by NASDAQ. During the pendency of the Chapter 11 proceedings and until further resolution of our Board of Directors, the activities of the standing committees of the Board of Directors had been suspended and all corporate actions were managed by the full Board of Directors. On November 15, 2010, the Board of Directors resolved that, on the effective date (November 17, 2010) of the Company’s First Amended Joint Plan of Reorganization, as modified (the “Plan”), the Board of Directors would delegate to the three committees the authority to carry out their activities under respective charters. The Audit Committee, the Governance and Nominating Committee, and the Compensation Committee were reinstated and members were appointed by the Board, effective as of the effective date of our Plan.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Messrs. King, Scott, and Mannino are members of the Audit Committee. Messrs. King, Sitilides, Chapman and Osman are members of the Compensation Committee. Messrs. Chapman, Sitilides and Mannino are members of the Governance and Nominating Committee. Our Board of Directors has determined that each of the directors serving on the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, except for Mr. Osman (who is not an independent director), are also independent under the NASDAQ independence standards applicable to members of such committees.

Our Board of Directors utilizes the NADSAQ rules and independence standards in determining whether its members are independent. The NASDAQ rules provide that the compensation of a company’s chief executive officer and all other executive officers (i.e., those officers covered in Rule 16a-1(f) under the Exchange Act) must be determined, or recommended to the Company’s board of directors for determination, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate or a compensation committee comprised solely of independent directors. The NASDAQ rules also provide an exception to these requirements that permits the appointment to the compensation committee of one director who is not independent as defined in the NASDAQ rules and is not a current officer or employee or a family member (as defined in the NASDAQ rules) of an officer or employee, in circumstances in which a compensation committee is comprised of at least three members, if the board of directors determines that such individual’s membership on the committee is required by the best interests of the company and its shareholders. As noted above, Mr. Osman, a member of our Compensation Committee, is not considered an independent director under the NASDAQ rules. Consequently, we relied on the foregoing exception in appointing Mr. Osman (who is not a current officer or employee or a family member of an officer or employee) to our Compensation Committee. We believe that as a result of his knowledge and expertise in the health-related fields, Mr. Osman is essential to the ability of our Compensation Committee to fulfill its obligations and Mr. Osman’s membership on our Compensation Committee is in the best interests of our company and its shareholders.

The following is a summary description of the respective responsibilities of the Board’s standing committees:

Audit Committee. The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is responsible for overseeing the Company’s corporate accounting, financial reporting practices, audits of financial statements, and the quality and integrity of the Company’s financial statements and reports. In addition, the Audit Committee oversees the qualifications, independence and performance of the Company’s independent registered public accounting firm. Each member of the audit committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, income statements, and cash flows statements.

The Audit Committee performs the following functions, among others:

•	appointing and replacing our independent accountants;

•	reviewing the results and scope of the independent accountants’ audit and the services provided by the independent accountants;

•	reviewing compliance with legal and regulatory requirements;

•	evaluating our audit and internal control functions; and

•	ensuring the integrity of our financial statements.

The Board of Directors has determined that Mr. King is the “audit committee financial expert” as that term is defined in Securities and Exchange Commission regulations and that Mr. King is “independent” as independence for audit committee members is defined under the applicable NASDAQ rules. The Board of Directors has approved and adopted a written charter for the Audit Committee. A copy of this charter is posted on the Company’s website at www.biovest.com in the “Investor Relations” section of the website.

Compensation Committee. The Compensation Committee is charged with overseeing the Company’s compensation policies, plans and programs. The Compensation Committee performs the following functions, among others, as set forth in its committee charter:

•	recommending and approving salaries, incentive compensation, and equity-based plans for our executive officers and managers;

•	reviewing corporate goals and objectives relative to executive compensation;

•	evaluating our chief executive officer’s performance in light of corporate objectives;

•	setting our chief executive officer’s compensation based on the achievement of corporate objectives;

•	developing plans for chief executive officer succession; and

•	preparing and issuing reports required under the committee charter.

The Compensation Committee oversees the Company’s executive compensation in accordance with its Charter and recommends to the Board of Directors compensation for the named executive officers. The Compensation Committee receives input and recommendations from the Company’s human relations department and when requested from our executive officers. Neither the Compensation Committee nor the management has engaged in a compensation consultant. Each of our named executive officers entered into written employment agreements with our parent corporation, Accentia prior to Accentia’s IPO. The term of these employment agreements expired in January 2010. These written employment agreements create the foundation for the cash compensation paid to our named executive officers.

A copy of the Compensation Committee’s charter is posted on the Company’s website at www.biovest.com in the “Investor Relations” section of the website.

Governance and Nominating Committee. The Governance and Nominating Committee’s role is to oversee all aspects of the Company’s corporate governance functions on behalf of the Board and to evaluate candidates to serve as directors of the Company. The Governance and Nominating Committee performs the following functions, among others, as set forth in its committee charter:

•	developing criteria for director selection;

•	identifying and recommending to the full Board of Directors the director-nominees to stand for election at annual meetings of the shareholders;

•	recommending members of the Board of Directors to serve on the various committees of the Board of Directors;

•	evaluating and ensuring the independence of each member of each committee of the Board of Directors;

•	recommending to the Board of Directors our corporate governance principles; and

•	recommending to the Board of Directors a code of conduct for the Company’s directors, officers and employees.

Although the committee has not formulated any specific minimum qualifications that the committee believes must be met by a director-nominee that the committee recommends to the Board, the factors it will take into account will, as set forth in the committee charter, include judgment, skill, diversity, experiences with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other directors, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Governance and Nominating Committee will consider recommendations for directorships submitted by shareholders. Any such director nominee recommendations should be sent together with appropriate biographical information concerning each proposed nominee. Recommendations by shareholders that are made in accordance with the procedures described in “PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS” at the end of this document will receive the same consideration given to nominees of the Governance and Nominating Committee. A copy of the Governance and Nominating Committee’s charter is posted on the Company’s website at www.biovest.com in the “Investor Relations” section of the website.

Director Compensation

Our directors received a stock option grant equal to 200,000 shares of our common stock for serving on the Board. The grant of options to directors for Fiscal 2010 was made on February 22, 2010. The exercise price of the options granted on February 12, 2010 was set at the close of market on February 22, 2010, which was $0.69 per share. The next option grant to non-employee directors and to employee directors will made under the 2010 Plan as discussed under Proposal No. 3 which we anticipate to be in February 2011.

Report of Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with Cherry, Bekaert & Holland, L.L.P. (“Cherry Bekaert”), the Company’s independent auditors for Fiscal 2010, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received the written disclosures and the letter from Cherry Bekaert required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Cherry Bekaert its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10–K for the fiscal year ending September 30, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has also selected Cherry Bekaert as the Company’s independent auditor for the fiscal year ending September 30, 2011.

THE AUDIT COMMITTEE

Edmund C. King
Jeffrey A. Scott, M.D.
Raphael J. Mannino, Ph.D.

December 14, 2010

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Francis E. O’Donnell, Jr., M.D.	2010	0	903,345	(1)	0	903,345	(1)
CEO/Chairman	2009	0	56,950	(2)	0	56,950	(2)

Samuel S. Duffey, Esq.,	2010	165,640	1,388,100		0	1,553,740
President	2009	176,683	76,050		8,576	261,309

Alan M. Pearce	2010	131,250	809,725		0	940,975
CFO	2009	131,250	50,700		9,307	191,257

(1)	Includes director compensation in the amount of $93,620 by way of option award grant
(2)	Includes director compensation in the amount of $6,250 by way of option award grant.

Salary. The salaries reflected above were established by employment agreements existing prior to fiscal 2010. On January 1, 2005, Messrs. O’Donnell, Pearce and Duffey each entered into an employment agreement with an initial term of five years with our parent, Accentia. On January 1, 2010, these employment agreements expired, and Messrs. O’Donnell, Pearce and Duffey each continue their employment on an “at-will” basis. Each of the employment agreements provided that, during the time of each individual’s employment and ending two years from the termination of the agreement, such individual may not solicit customers and will not engage in or own any business that is competitive with us. During Fiscal 2010, we did not establish specific performance objectives for these executives and our decisions were based on their overall performances.

Cash Bonuses and Incentives. In Fiscal 2010, no cash bonuses were paid or accrued to our executive officers.

Option Awards. The amounts in the “Option Awards” column include the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise. Assumptions used in the calculation of these amounts are described in footnote 14 to the Company’s audited financial statements found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Additionally, Dr. O’Donnell receives no salary from Biovest or its affiliates. This reflects our CEO’s preference for equity compensation. We believe that this form of compensation paid to our CEO in fiscal 2010 most closely aligns the interest of our CEO and our shareholders.

Perquisites. Consistent with our philosophy to preserve cash, we have sought to limit perquisites. Our policy for paying medical and dental insurance is to pay 75% of the insurance premium. Our policy for paying life insurance, long-term and short-term disability insurances and accidental death and dismemberment insurance is to pay 100% of the insurance premiums. Our policy with regard to unused vacation for our executive group is to pay at the base salary rate for vacation not used in the prior fiscal year.

Change in Control Severance Policy. As discussed above, each of our named executive officers previously entered into an employment agreement with, each of those employment agreements expired according to its respective terms in January 2010, and each of these named executive officers are now employed on an “at-will” basis. None of our named executive officers had change in control severance provisions in their employment agreements.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) - Exercisable	Number of Securities Underlying Unexercised Options (#) - Unexercisable	Option Exercise Price ($)	Option Expiration Date
Francis E. O’Donnell, Jr., M.D. CEO/Chairman of the Board	20,000		0.50	03/13/2014
	20,000		0.50	03/10/2015
	60,000		1.13	10/19/2016
	75,000		0.66	04/11/2018
		1,000,000	0.06	02/24/2019
		125,000	0.07	02/24/2019
		1,750,000	0.69	02/22/2020
		200,000	0.69	02/22/2020

Samuel S. Duffey, Esq., President/General Counsel	500,000	—	0.50	11/11/2013
	500,000	—	0.72	02/10/2016
	150,000	—	0.60	04/11/2018
		1,500,000	0.06	02/24/2019
		3,000,000	0.69	02/22/2020

Alan M. Pearce, CFO	150,000	—	0.60	04/11/2018
	—	1,000,000	0.06	02/24/2019
		1,750,000	0.69	02/22/2020

Option Grants. In Fiscal 2010, we granted the following Biovest options under our 2007 Equity Incentive Plans.

•	1,750,000 to Dr. O’Donnell;

•	1,750,000 to Mr. Pearce; and

•	3,000,000 to Mr. Duffey.

The option grants had an exercise price that was equal to 100% of the closing market price for our common stock on the date of the option grant. The unexercisable option awards outstanding in the table above will vest as follows:

•	Dr. O’Donnell’s option awards with an expiration date of February 22, 2020 will vest on May 17, 2011;

•	Mr. Pearce’s options awards with an expiration date of February 22, 2020 will vest on May 17, 2011; and

•	Mr. Duffey’s options awards with an expiration date of February 22, 2020 will vest on May 17, 2011.

Our decision to grant options was based primarily on the recommendation of our Compensation Committee and our desire to retain and motivate our employees.

DIRECTOR COMPENSATION

FOR FISCAL YEAR ENDED SEPTEMBER 30, 2010

Name and principal position	Option Awards ($)		Total ($)
Francis E. O’Donnell, Jr., M.D. (1)	93,620	(9)	93,620	(9)

Christopher C. Chapman, M.D. (2)	93,620		93,620

Ronald E. Osman, Esq. (3)	93,620		93,620

Raphael J. Mannino, Ph.D. (4)	93,620		93,620

Jeffrey A. Scott, M.D. (5)	93,620		93,620

Peter J. Pappas, Sr. (6)	93,620		93,620

John Sitilides (7)	93,620		93,620

Edmund C. King (8)	93,620		93,620

(1)	See the above Outstanding Equity Awards table for Dr. O’Donnell’s aggregate number of outstanding option awards.
(2)	As of September 30, 2010, the aggregate number of outstanding option awards held by Dr. Chapman was 485,000.
(3)	As of September 30, 2010, the aggregate number of outstanding option awards held by Mr. Osman was 382,500.
(4)	As of September 30, 2010, the aggregate number of outstanding option awards held by Dr. Mannino was 467,500.
(5)	As of September 30, 2010, the aggregate number of outstanding option awards held by Dr. Scott was 385,000.
(6)	As of September 30, 2010, the aggregate number of outstanding option awards held by Mr. Pappas was 385,000.
(7)	As of September 30, 2010, the aggregate number of outstanding option awards held by Mr. Sitilides was 385,000.
(8)	As of September 30, 2010, the aggregate number of outstanding option awards held by Mr. King was 385,000.
(9)	This amount is also reflected in the Summary Compensation Table.

For Fiscal 2010, directors receive the following compensation for serving as members of the Board of Directors or as members or chairmen of various committees of the Board of Directors: (i) all directors receive reimbursement of expenses, and (ii) non-employee directors receive an annual grant of non-qualified options to purchase shares of common stock at 100% of the closing market price on the day of the option grant. The director compensation stock options issued for Fiscal 2010 are set forth above. The amounts in the “Option Awards” column include the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise. Assumptions used in the calculation of these amounts are included in Note 1 to our audited financial statements in our Annual Report for Fiscal 2010.

PROPOSAL 2—APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN

Background

Our 2010 Equity Incentive Plan (“Incentive Plan”) has been approved by our Board of Directors. The purposes of our Incentive Plan are to create incentives designed to motivate our employees to significantly contribute toward our growth and profitability, to provide our executives, directors and other employees, and persons who, by their position, ability and diligence, are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in us.

We may grant incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, awards, to our officers and key employees and the officers and key employees of our subsidiaries. In addition, the Incentive Plan authorizes the grant of non-qualified stock options and restricted stock awards to our directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all classes of our employees are eligible to participate in our Incentive Plan. No options, restricted stock or other awards under the Incentive Plan have been made or committed to be made as of the date of this proxy statement.

As of November 30, 2010, there are three executive officers, seven non-employee directors and sixty-seven employees eligible to participate in our Incentive Plan.

The following is a summary of the material provisions of our Incentive Plan, which summary is qualified in its entirety by reference to the complete text of our Incentive Plan which is attached hereto as Appendix A.

Stock Subject to the 2010 Equity Incentive Plan

We have reserved a maximum of 10,000,000 shares of our authorized common stock for issuance upon the exercise of awards to be granted pursuant to our Incentive Plan. Each share issued under an option or under a restricted stock award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award is made may be available from authorized but unissued shares or from stock previously issued but which we have reacquired and hold in our treasury.

In the event of any change in our outstanding common stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, asset acquisition, consolidation, issuance of rights or other similar transactions, the number of shares of our common stock which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under our Incentive Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options as may be appropriate to reflect any such transaction or event.

Administration. The Incentive Plan is administered by a committee appointed by our Board or by the full Board itself. Subject to the discretion of the Board, the committee will consist of two or more persons who are “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations. Currently, the Incentive Plan is administered by our Compensation Committee, subject to oversight and ratification by our Board of Directors. Subject to the limitations set forth in the Incentive Plan, the administrator has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each stock award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid upon exercise, and, subject to some restrictions, to specify other terms of stock awards. To the extent permitted by applicable law and subject to other certain limitations set forth in the Incentive Plan, the administrator may delegate its powers and duties under the Incentive Plan to authorized persons.

Eligibility. The Incentive Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Code and for the granting of nonstatutory stock options. In addition, the Incentive Plan permits the granting of stock appreciation rights, or SARs, with or independently of options, as well as stock bonuses and rights to purchase restricted stock. The persons to whom grants are made under the Incentive Plan will be selected from time to time by the administrator of the Incentive Plan from among our employees, officers, directors, consultants and advisors.

Option Grants to Directors. The Incentive Plan also provides for automatic annual option grants to our employee and non-employee directors. Each employee and each non-employee director will receive, on the day following the annual meeting of shareholders each year, a nonqualified (for employee directors the options will be qualified) stock option to purchase 60,000 shares of our common stock, plus 15,000 shares for each board committee upon which the director sits, plus 15,000 shares for each board committee upon which the director serves as chairperson.

Options granted to our directors under the Incentive Plan will have an exercise price equal to the fair market value of a share of our common stock on the option grant date.

Exercise Price. The administrator establishes the option exercise price, which in the case of incentive stock options, must be at least the fair market value of the common stock on the date of the grant or, with respect to optionees who own at least 10% of our outstanding common stock, 110% of fair market value. Currently, our common stock trades on the OTCQB, which is the middle tier of the OTC Market. Consequently, the fair market value of our common stock for purposes of the Incentive Plan is the closing sales price for the stock as quoted by the OTCQB on the date of grant. Options granted to our directors under the Incentive Plan will have an exercise price equal to the fair market value of a share of our common stock on the option grant date.

Transfer/Termination. Options granted under the Incentive Plan are generally not transferable by the optionee except by will or the laws of descent and distribution, and to certain related individuals or trusts with the consent of the administrator. Except in the instance of retirement, disability or death, incentive stock options must be exercised within 90 days after the optionee’s termination of employment for any reason other than retirement, disability or death. Except in the instance of retirement, disability or death options granted to non-employee directors must be exercised within 90 days of the date they cease to be a director. Other options must be exercised within the time periods prescribed in the applicable award agreement as determined by the administrator. In the event of death, disability or retirement with a minimum of three (3) years of service, the retiree has reached the age of 55 and the aggregate of age and years of service equal at least 60, the granted options will continue to vest and be exercisable for their term.

Vesting. Nonqualified stock options granted to directors under the Incentive Plan are not vested and cannot be exercised prior to the first anniversary of the date of grant, and thereafter shall vest and may only be exercised with respect to one-third of the option shares on and after the first anniversary of the date of grant, with respect to two-thirds of the option shares on a cumulative basis on and after the second anniversary of the date of grant, and with respect to all of the option shares on a cumulative basis on and after the third anniversary of the date of grant. Notwithstanding the foregoing, such options shall terminate on the earlier of: ten years after the date of grant; or ninety (90) calendar days after the director ceases to be a director of the Company for any reason, other than as a result of the director’s death, disability or retirement. In case the director ceases to be a director of the Company as a result of death, retirement or disability, the nonqualified stock options granted to directors under the Incentive Plan will terminate at the end of the exercise period as specified in the grant. In the instance of retirement, options granted to directors will continue to vest during the remaining term of the options as specified in the grant.

Stock Units. Under the Incentive Plan, the administrator may grant stock units, each of which will represent one hypothetical share of our common stock, to our employees, directors, consultants and advisors, upon such terms as the administrator deems appropriate.

Under the provisions of the Incentive Plan authorizing stock units:

•

each stock unit represents the right of the grantee to receive a share of our common stock or an amount of cash based on the value of a share of our common stock, if and when certain conditions are met;

•	the administrator may grant stock units that are payable if specified performance goals or other conditions are met, or under other circumstances;

•	stock units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the administrator; and

•	payments with respect to stock units may be made in cash, common stock or any combination of the foregoing, as the administrator may determine.

Stock Appreciation Rights. Under the Incentive Plan, the administrator may grant stock appreciation rights, or SARs, to employees, directors, consultants and advisors separately or in tandem with any stock option.

Under the provisions of the Incentive Plan authorizing SARs:

•	SARs granted in tandem with an option, which we refer to as Tandem SARs, may be granted either at the time the option is granted or at any time thereafter while the option remains outstanding;

•

the administrator will establish the base amount of the SAR at the time the SAR is granted, which will be equal to the per share exercise price of the related option or, if there is no related option, an amount equal to or greater than the fair market value of a share of our common stock as of the grant date of the SAR;

•

for Tandem SARs, the number of SARs granted to a grantee that are exercisable during a specified period may not exceed the number of shares of our common stock that the grantee may purchase upon the exercise of the related option during such period, and upon the exercise of a stock option, the SARs relating to the common stock covered by such stock option will terminate;

•

an SAR will be exercisable during the period specified by the administrator in its respective grant instrument, and the administrator may accelerate the exercisability of any or all outstanding SARs at any time for any reason, subject to the requirements of Code Section 409A;

•

when a grantee exercises an SAR, the grantee will receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised, which is the amount by which the fair market value of the underlying common stock on the date of exercise of the SAR exceeds the base amount of the SAR; and

•

the appreciation in an SAR may be paid in shares of our common stock, cash or any combination of the foregoing, as determined by the administrator, and for purposes of calculating the number of shares of our common stock to be received, shares of common stock will be valued at their fair market value on the date of exercise of the SAR.

Other Stock-Based Awards. Under the Incentive Plan, the administrator may grant other stock-based awards, which are awards based on or measured by common stock, to our employees, directors, consultants and advisors, on such terms as the administrator may determine.

Under the provisions of the Incentive Plan authorizing other stock-based awards:

•	other stock-based awards may be awarded subject to the achievement of performance goals or other conditions as the administrator may determine; and

•	other stock-based awards may be payable in cash, shares of common stock, or any combination of the foregoing, as determined by the administrator.

Dividend Equivalents on Awards. The administrator may determine that a participant to whom a stock-based award is granted shall be entitled to receive payment of the same amount of cash that such participant would have received as cash dividends if, on each record date during the performance or restriction period relating to such award, such participant had been the holder of record of a number of shares of common stock subject to the award. Any such payment may be made at the same time as a dividend is paid or may be deferred until such later date as is determined by the administrator in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”. The administrator may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a participant shall receive an award of whole shares of common stock having a fair market value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of common stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until a later date, and the shares of common stock covered thereby may be subject to the terms and conditions of the award to which it relates (including but not limited to the attainment of any performance goals) and the terms and conditions of the Incentive Plan, all as determined by the administrator in its sole discretion.

Change in Control. In the event of a change in control, any outstanding option that is not assumed or continued, or an equivalent option or right is not substituted therefor pursuant to the change in control transaction’s governing document, shall become fully vested and exercisable until ten days prior to the effective date of such change in control with payment up to five days of written notice of consent and shall expire upon the effective date of such change in control. A “change in control” shall be deemed to have occurred if (1) any person is or becomes the beneficial owner, directly or indirectly, of an amount of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (2) our shareholders approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by our shareholders following the completion of such transaction in substantially the same proportions as their ownership immediately prior to such sale.

Limitation on Statutory Stock Options. Any incentive stock options granted to an optionee which, when combined with all other incentive stock options becoming exercisable for the first time in any calendar year that are held by that person, would have an aggregate fair market value in excess of $100,000, shall automatically be treated as nonstatutory stock options.

Amendment and Termination. The Incentive Plan may be amended, altered, suspended or terminated by our Board at any time, but no such amendment, alteration, suspension or termination may adversely affect the terms of any option previously granted without the consent of the affected optionee, and any amendment will be subject to shareholder approval to the extent required by applicable law, rules or regulations. Unless terminated sooner, the Incentive Plan will terminate automatically in 2020.

Stock Subject to the Incentive Plan. The maximum number of shares of common stock with respect to which plan awards may be granted under the Incentive Plan is 10,000,000.

Federal Income Tax Consequences

We believe that under current law the following federal income tax consequences generally would arise with respect to awards under the Incentive Plan. Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences:

A recipient of an incentive stock option or an SAR will not recognize any taxable income upon the grant of the option. A recipient of an SAR will generally recognize ordinary income upon exercise of the SAR equal to the cash or the fair market value of the shares received. A recipient of an option that is an incentive stock option will not have taxable income at the time of exercise (although the alternative minimum income tax may apply).

Upon the disposition of shares acquired by exercise of an SAR, the SAR holder will generally be subject to short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

If the shares acquired upon exercise of the incentive stock option are sold or exchanged after the later of (a) one year from the date of exercise of the options and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will generally be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will have generally recognize ordinary income in the year of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the amount realized upon the disposition of the shares and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Any options granted under the Incentive Plan to non-employee directors will be nonqualified stock options, which do not qualify as incentive stock options and will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time of the grant of a nonqualified stock option. However, upon the option’s exercise, the option holder will recognize ordinary income for federal income tax purposes measured by the excess of the fair market value of the shares on the exercise date over the exercise price. The income realized by an option holder who is also an employee will be subject to income and other employee withholding taxes.

The option holder’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed by us upon the grant of an option or an SAR. However, upon the exercise of a nonqualified stock option, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code. We generally can also claim a federal income tax deduction, to the extent the deduction is not otherwise disallowed under the Code, equal to the amount recognized as ordinary income by a plan participant in connection with the exercise of an incentive stock option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the applicable holding periods prior to disposing of the shares.

Certain of the awards under the Incentive Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.

The foregoing provides only a general description of the application of federal income tax laws to certain awards anticipated to be made under the Incentive Plan. This discussion is intended for the general information of our shareholders and not as tax guidance to participants in the Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This discussion does not address in any detail the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

As of the date hereof, we have issued no options under the Incentive Plan.

Required Vote

Approval of our Incentive Plan will require the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be considered to be present and entitled to vote on the proposal and, therefore, will have the same effect as votes cast against this proposal.

Interests of Directors of Officers

Our directors may grant awards under the Incentive Plan to themselves as well as our officers, in addition to granting awards to our other employees.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE

“FOR” THE APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors recommends the ratification of Cherry, Bekaert & Holland, L.L.P. (“Cherry Bekaert”) as our independent registered public accounting firm for the fiscal year ending September 30, 2011 and recommends that each shareholder to vote “FOR” the ratification. Executed proxies in the accompanying form will be voted at the Annual Meeting in favor of the ratification of Cherry Bekaert as our independent registered public accounting firm, unless authority to do so is withheld.

At the Annual Meeting, the shareholders will be asked to ratify the appointment of Cherry Bekaert, as our independent registered public accounting firm for the fiscal year ending September 30, 2011. The Audit Committee of our Board of Directors has recommended, and the Board of Directors has already selected, Cherry Bekaert, as our independent registered public accounting firm for our fiscal year ending September 30, 2011. Cherry Bekaert also served as our independent registered public accounting firm during the fiscal year ending September 30, 2010. Unless a shareholder directs otherwise, proxies will be voted for the ratification of the selection of Cherry Bekaert, as our independent registered public accounting firm for the 2011 fiscal year. If the shareholders do not ratify the appointment of Cherry Bekaert, our Board will consider the selection of other independent public accountants for the 2011 fiscal year, but will not be required to do so.

Shareholder ratification of the selection of Cherry Bekaert as our independent registered public accounting firm is not required by our articles of incorporation or bylaws. However, our Board of Directors is submitting the appointment of Cherry Bekaert to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm for such fiscal year if the Board of Directors feels that such a change would be in the best interests of our company and its shareholders.

Representatives of Cherry Bekaert will not be present at the Annual Meeting.

Required Vote

Ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending September 30, 2011 will require the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be considered to be present and entitled to vote on the proposal and, therefore, will have the same effect as votes cast against the ratification of this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.,

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING SEPTEMBER 30, 2011.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The consolidated financial statements as of and for the years ended September 30, 2010, and 2009 have been audited by Cherry Bekaert, our independent registered public accounting firm.

Audit and Related Fees

We engaged Cherry Bekaert to perform the audit of our September 30, 2010 and 2009 financial statements. We also engaged Cherry Bekaert to prepare our 2010 income tax return and Pender, Newkirk and Company, LLP to prepare our 2009 income tax return.

The following table provides information relating to the fees billed by Cherry Bekaert for the fiscal years ended September 30, 2010 and 2009:

	2010	2009
Audit fees(1)	$100,000	$125,000
Audit-related fees	—	—
Tax fees	12,000	n/a	(2)
All other fees	$—	$—

(1)	Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, review of the interim condensed financial statements, and other professional services that are normally provided by Cherry Bekaert in connection with statutory and regulatory filings or engagements.
(2)	During fiscal 2009, we engaged Pender, Newkirk and Company, LLP to prepare our tax returns, therefore, no “Tax fees” were billed by Cherry Bekaert in fiscal 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All such services provided and associated fees provided in Fiscal 2010 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of November 30, 2010 by:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of November 30, 2010 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (1)
5% Shareholders
Accentia Biopharmaceuticals, Inc.(2) 324 South Hyde Park Avenue, Suite 350 Tampa, FL 33606	91,041,538	66.62%
Laurus Master Fund, Ltd.(3) 875 3rd Avenue, 3rd Floor New York, NY 10017	14,834,842	10.86%

Named Executive Officers and Directors
Francis E. O’Donnell, Jr., M.D.(4)	5,620,221	3.95%
Samuel S. Duffey, Esq.(5)	1,316,666	*
Alan M. Pearce(6)	1,546,378	1.12%
Jeffrey A. Scott, M.D.(7)	310,833	*
Ronald E. Osman, Esq.(8)	12,047,141	8.17%
Raphael J. Mannino, Ph.D.(9)	244,166	*
John Sitilides (10)	462,200	*
Christopher C. Chapman, M.D.(11)	193,333	*
Peter J. Pappas, Sr.(12)	2,185,878	1.59%
Edmund C. King	—	*
Executive Officers and Directors as Group (10 persons)	23,926,816	15.15%

*	Less than 1.0%
(1)	These percentages were calculated using the 136,656,619 shares of our common stock issued on November 30, 2010. Please note that, although we have given instructions to our transfer agent to issue our common stock; not all of the shareholders to whom these shares have been issued have electronically claims/pick-up the shares of common stock issued to them.
(2)	In the foregoing table, Accentia’s beneficial ownership includes 91,041,538 shares of common stock held by Accentia. Under the Plans of Reorganization of the Company and Accentia that became effective under Chapter 11 of the U.S. Bankruptcy Code on November 17, 2010, Accentia has pledged 55,743,225 shares of its Company common stock to various creditors of the Company and Accentia to secure the Company’s and Accentia’s obligations under the Plan of Reorganization to such creditors. In the event that one or more of these creditors were to foreclose on the pledged shares at any time in the future as a result of a default of the Company’s and/or Accentia’s obligations, such foreclosure could (depending on the amount of the relevant obligation, number of foreclosed shares, and the timing of the foreclosure) result in a change in control of the Company.
(3)	In the foregoing table, Laurus’ beneficial ownership includes: 1,877,570 shares of common stock held by Laurus Master Fund, Ltd. (in liquidation) (“Laurus”), 4,599,927 shares of common stock held by PSource Structured Debt Limited, 7,320,877 shares of common stock held by Valens Offshore SPV I Ltd; and 1,036,468 shares of common stock held by Valens U.S. SPV I LLC. All of the named entities are affiliates/subsidiaries of Laurus.
(4)	In addition to serving as CEO and Chairman of the Board of Directors of our company, Dr. O’Donnell also serves as CEO and Chairman of the Board of Directors of Accentia, which is the record owner of 91,041,538 shares of our stock. In the foregoing table, Dr. O’Donnell’s beneficial ownership includes:

(a) 18,306 shares of common stock held by Dr. O’Donnell; 2,991 shares of common stock held by Hopkins Capital Group, LLC (“Hopkins”); 18,305 shares of common stock held by Hopkins Capital Group, II, LLC (“Hopkins II”); and 84,951 shares of common stock held by Kathleen M. O’Donnell, Trustee Irrevocable Trust #1 f/b/o Francis E. O’Donnell, Jr. (“Trust #1”);

(b) 549,999 shares of common stock issuable pursuant to options held by Dr. O’Donnell that are currently exercisable or that are exercisable within 60 days of November 30, 2010;

(c) 1,585,454 shares of common stock issuable pursuant to warrants held by Hopkins II and 281,250 shares of common stock issuable pursuant to warrants held by Trust #1; and

(d) 3,078,965 shares of common stock issuable pursuant to a secured convertible promissory note held by Corp Real, LLC. Dr. O’Donnell holds voting and investment power over shares held by each of Hopkins and Hopkins II as its Manager and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Trust #1 is a member of Corp Real, LLC and Dr. O’Donnell disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Dr. O’Donnell does not have any voting or investment power with respect the shares held by Trust #1 and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)	In addition to serving as President and General Counsel of our company, Mr. Duffey also serves as President and General Counsel of Accentia, which is the record owner of 91,041,538 shares of our stock. In the foregoing table, Mr. Duffey’s beneficial ownership consists of 1,316,666 shares of common stock issuable pursuant to options held by Mr. Duffey that are currently exercisable or that are exercisable within 60 days of November 30, 2010.
(6)	In addition to serving as Chief Financial Officer of our company. Mr. Pearce also serves as CFO and a director of Accentia, which is the record owner of 91,041,538 shares of our stock. In the foregoing table, Mr. Pearce’s beneficial ownership includes:

(a) 202,963 shares of common stock held by Mr. Pearce;

(b) 483,333 shares of common stock issuable pursuant to options held by Mr. Pearce that are currently exercisable or that are exercisable within 60 days of November 30, 2010; and

(c) 860,082 shares of common stock issuable pursuant to warrants held by Mr. Pearce that are currently exercisable or that are exercisable within 60 days of November 30, 2010.

(7)	In the foregoing table, Dr. Scott’s beneficial ownership consists of 310,833 shares of common stock issuable pursuant to options held by Dr. Scott that are currently exercisable or that are exercisable within 60 days of November 30, 2010.
(8)	In the foregoing table, Mr. Osman’s beneficial ownership includes:

(a) 1,165,366 shares of common stock held by Mr. Osman;

(b) 150,000 shares of common stock issuable pursuant to warrants held by Ronald E. Osman & Associates, Ltd. 401(k) Profit Sharing Plan (“Osman 401(k) Plan”) and 7,532,810 shares of common stock issuable pursuant to warrants held by Michelle A. Osman Irrevocable Trust Agreement dated March 14, 2009 (“Michelle Osman Trust”);

(c) 3,078,965 shares of common stock issuable pursuant to a secured convertible promissory note held by Corp Real, LLC; and

(d) 120,000 shares of common stock issuable pursuant to options held by Michelle Osman Trust.

Mr. Osman holds voting and investment power over shares held by Osman 401(k) Plan. Mr. Osman does not hold ownership and voting and investment power over shares held by Michelle Osman Trust and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Mr. Osman is a member of Corp Real, LLC and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(9)	In the foregoing table, Dr. Mannino’s beneficial ownership consists of 244,166 shares of common stock issuable pursuant to options held by Dr. Mannino that are currently exercisable or that are exercisable within 60 days of November 30, 2010.
(10)	In the foregoing table, Mr. Sitilides beneficial ownership includes:

(a) 45,564 shares of common stock held by Mr. Sitilides;

(b) 385,000 shares of common stock issuable pursuant to options held by Mr. Sitilides that are currently exercisable or that are exercisable within 60 days of November 30, 2010; and

(c) 31,636 shares of common stock issuable pursuant to warrants held by Mr. Sitilides that are currently exercisable or that are exercisable within 60 days of November 30, 2010.

(11)	In the foregoing table, Dr. Chapman’s beneficial ownership consists of 193,333 shares of common stock issuable pursuant to options held by Dr. Chapman that are currently exercisable or that are exercisable within 60 days of November 30, 2010.
(12)	In the foregoing table, Mr. Pappas’ beneficial ownership includes:

(a) 968,000 shares of common stock held by Mr. Pappas and 170,000 shares of common stock held jointly with his wife;

(b) 153,333 shares of common stock issuable pursuant to options held by Mr. Pappas that are currently exercisable or that are exercisable within 60 days of November 30, 2010; and

(c)	894,545 shares of common stock issuable pursuant to warrants held by Mr. Pappas that are currently exercisable or that are exercisable within 60 days of November 30, 2010.

Equity Compensation Plan Information

Securities authorized for issuance under equity compensation plans as of September 30, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	26,812,486	$0.57	187,514

Total	26,812,486		187,514

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of the Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year. Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder. To our knowledge, Francis E. O’Donnell, Jr., M.D., Jeffrey A. Scott, M.D., Christopher C. Chapman, M.D., Raphael J. Mannino, Ph.D., Peter J. .Pappas, Sr., Ronald E. Osman, Esq., and John Sitilides each failed to timely file one Form 4 (which has since been filed) representing one missed transaction and therefore, have not complied with all applicable Section 16(a) filing requirements during the fiscal year ended September 30, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During our fiscal years ended September 30, 2010 and 2009, we were a party to the following transactions with certain of our executive officers, directors, holders of more than 5% of our voting securities, and their respective affiliates. We believe that the terms of these transactions were no less favorable to us than the terms that could have been obtained from unaffiliated third parties. In some instances transactions which occurred in prior years are also described in order to provide proper background.

Relationship to Parent

As of September 30, 2010, the Company is a 75% owned subsidiary of Accentia Biopharmaceuticals, Inc. (“Accentia”).

On April 10, 2003, we entered into an Investment Agreement with Accentia. The Investment Agreement closed on June 16, 2003. As a result, Accentia acquired approximately eighty-one per cent of our capital stock for a purchase price of $20.0 million. A portion of the purchase price was paid by promissory notes. Our need for funding exceeded the payments as scheduled under these promissory notes and in August 2004, we entered into an amendment to our Investment Agreement under which Accentia agreed to use reasonable efforts to make advances to us as inter-company loans, to become due and retired as payments become due under the original Investment Agreement. Amounts advanced prior to their due date are covered by a Line of Credit Promissory Note (“LOCPN”), and the outstanding balance under this LOCPN is secured by a security interest in all of our assets. As of September 30, 2007 all amounts due under the Investment Agreement had been paid timely. Subsequently, we required additional funding and through September 30, 2007, we borrowed an additional $10.8 million from Accentia in the form of three inter-company demand notes. All sums owed pursuant to this demand indebtedness are secured by a security interest in all of our assets. We incurred $0.4 million in interest expense relating to the demand notes, for each of the years ended September 30, 2010, and 2009. On February 5, 2008, the terms of these notes were modified to allow

Accentia the option to convert part of all of the principal and interest duo into shares of the our common stock at a conversion price of $1.10 per share subject to adjustment in the event of certain capitalizations or in the event of the sale of our common stock at prices below the conversion price (“Conversion Option”). On September 22, 2008, as provided for under the adjustment provisions of the Conversion Option, the conversion price was modified to allow Accentia to convert part or all of the principal and interest due into shares of our common stock at a conversion price of $0.32 per share. We granted piggybank and demand registration rights to Accentia for the shares underlying this Conversion Option.

We use services provided by Accentia. These services include administrative, human resource, legal and accounting facilities and personnel maintained by Accentia. Additionally, in August 2004, we entered into a Biologic Products Commercialization Agreement making Accentia our exclusive commercialization partner for all biologics products, including BiovaxID. The Agreement provided that, for so long as Accentia owned fifty one percent or more of our outstanding capital stock, we were only required to reimburse Accentia for direct and indirect expenses. Had Accentia owned less than fifty one percent of our outstanding capital stock, we would have been required to pay scheduled compensation for these services. These commercialization services included allocated consulting services with regard to our clinical trial, assistance with the development of BiovaxID and AutovaxID, product positioning, pricing and other matters regarding our cell culture production services and instruments and our vaccine. These commercialization expenses and other services, and general and administrative expenses paid by Accentia for our benefit were treated as inter-company advances made to us by Accentia and are included in the loans discussed above. Whenever possible charges paid by Accentia on our behalf were specifically identified and charged to us through the inter-company account. Other direct and indirect costs were allocated to us using a pro-rata or percentage-of-time basis which management believes is reasonable.

Under the Biologics Products Commercialization Agreement, Accentia would have been entitled to 49% of our net profits from the sale of biologics products, had their ownership drop below 51%. On October 31, 2006, we entered into a Royalty Agreement with Accentia that terminated and superseded the Biologics Products Commercialization Agreement. The new Royalty Agreement provides that Accentia is no longer our exclusive commercialization partner and replaces the share of net profits with a 19.5% royalty based on net sales and license revenue of biologics products. The products and territory subject to the Royalty Agreement remain identical to those terms previously contained in the Biologics Commercialization Agreement. In consideration for Accentia entering into this Royalty Agreement, we issued to Accentia five million shares of our common stock, representing the independently appraised value to us of the new agreement. There were no royalties allocable to Accentia under the Royalty Agreement for the years ended September 30, 2009 or 2010. Subsequent to the period of this Annual Report on form 10-K, pursuant to our Plan, the Royalty Agreement with Accentia was terminated and we no longer have any royalty obligation to Accentia as of November 17, 2010.

On December 8, 2006, Accentia loaned to us $3.1 million pursuant to a Secured Promissory Note (the “Accentia Note”). Under the terms of the Accentia Note, interest shall accrue at a rate equal to prime rate, payable upon demand of Accentia. We paid to Accentia $1.1 million upon the closing of the Transaction and the remaining $2.0 million of principal and all accrued and unpaid interest shall be paid by us upon demand by Accentia.

On February 5, 2008, we modified the terms of intercompany demand notes payable to Accentia to allow Accentia the option to convert part or all of the principal and interest due into shares of our common stock at a conversion price of $1.10 per share (the “Conversion Price”) subject to adjustment in the event of certain recapitalizations or in the event of the sale of our stock at prices below the Conversion Price. We granted piggyback and demand registration rights to Accentia for the shares, underlying this Conversion Option.

In accordance with our Plan, on November 17, 2010 all of the outstanding balance due from us to Accentia was converted into shares of our common stock, issued to Accentia at a conversion price equal to $0.75 per share, resulting in issuance by us to Accentia of a total of 17,925,720 shares of our common stock.

Relationships to Affiliates

Laurus/Valens

On March 31, 2006, we closed a financing transaction (the “Transaction”) with Laurus Master Fund, Ltd. (“Laurus”), pursuant to which Laurus purchased from us a secured promissory note in the principal amount of

$7.799 million (the “Note”) and a warrant to purchase up to 18,087,889 shares of our common stock at an exercise price of $0.01 per share (the “Warrant”).

On October 30, 2007, we completed a financing transaction with Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., PSource Structured Debt Limited (“PSource”), and LV Administrative Services, Inc. (collectively, the “Valens Funds”) affiliates of Laurus. Pursuant to this transaction, the Valens Funds purchased from us two secured promissory notes in the aggregate principal amount of $0.5 million and entered into two royalty agreements whereby the Valens Funds have been granted 2.0% royalty interests in the worldwide net sales and license revenues from commercial sales of our biologic products. The notes are non-amortizing and accrue interest at prime plus 2%, with a minimum of 9% interest. Interest is payable monthly in arrears, commencing November 1, 2007. The principal balance of both notes is due upon maturity on March 31, 2009.

Effective as of May 30, 2008, we entered into an agreement with Laurus and the Valens Funds whereby the Valens Funds agreed to extend the maturity date of their Secured Promissory Notes from Biovest dated December 10, 2007 (the “Notes”) from their initial maturity date of June 10, 2008 to October 31, 2008 (the “Extension”). In consideration for the Extension, we entered into an amendment to the existing royalty agreements with the Valens Funds (the “Royalty Amendment”) whereby the royalty percentage due to the Valens Funds on sales of our biologic products including BiovaxID was increased from 9.0% to 15.5% (the “Royalty Percentage”). In connection with the closing of the Amendment Agreement, our majority shareholder, Accentia Biopharmaceuticals, Inc. (“Accentia”) executed a Guaranty Side Letter with Laurus confirming that the portion of our existing indebtedness to Laurus which is guaranteed by Accentia shall be changed from 64% of our all presently due and outstanding debts and liabilities to a fixed principal amount of $5.0 million together with all other obligations covered by and as defined under the Guaranty between Accentia and Laurus dated March 31, 2006. Subsequent to June 30, 2008, our debt to the Valens Funds has been amended and the maturity dates of the secured promissory notes to the Valens Funds have been extended through July 31, 2009, and will carry no amortizing payments until maturity. Interest on all principal outstanding was amended to 30% per annum, with 10% payable monthly and 20% accruing and payable at maturity. We also agreed to pay an additional $4.4 million fee on the notes, payable at maturity.

On September 22, 2008, as part of Biovest’s Secured Convertible Debenture transaction described herein, Biovest issued to Valens U.S. SPV I, LLC a secured convertible debenture in the principal amount of $0.65 million. The debentures accrue interest at 15% per annum, payable monthly, in cash, or at Biovest’s option, in shares of Biovest common stock. The debentures are secured by all of Biovest’s assets and are subordinate to Biovest’s existing notes outstanding to Laurus and the Valens Funds. As a result of the foregoing transactions, the aggregate outstanding indebtedness due to Laurus/Valens from Biovest as of September 30, 2010 totaled $37.0 million.

As of the Effective Date of the Plan, which occurred on November 17, 2010, Laurus and the Valens Funds (“LV” and together with Laurus, PSource, Valens, and each of their respective affiliates, “Laurus/Valens”), have an allowed secured claim against us in the amount of $24.9 million. On November 17, 2010, pursuant to a Term Loan and Security Agreement, we executed and delivered to Laurus/Valens term notes (the “Laurus/Valens Term A Notes”) evidencing such allowed secured claim in the original principal amount of $24.9 million. The following are the material terms and conditions of the Laurus/Valens Term A Notes:

•	the Laurus/Valens Term A Notes mature on November 17, 2012;

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interest accrues on the Laurus/Valens Term A Notes at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	we may prepay the Laurus/Valens Term A Notes, without penalty, at any time;

•	we are required to make mandatory prepayments under the Laurus/Valens Term A Notes as follows:

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a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by Biovest) of certain capital raising transactions (with certain exclusions), but only up to the then outstanding principal and accrued interest under the Laurus/Valens Term A Notes;

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by Biovest) from any intercompany funding by Accentia to us (with certain exceptions and conditions); and

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a prepayment equal to fifty percent (50%) of positive net cash flow of our for each fiscal quarter after November 17, 2010, less the amount of certain capital expenditures on certain of our biopharmaceutical products made during such fiscal quarter or during any prior fiscal quarter ending after the Effective Date; and

•	on the Effective Date, we prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received in the Convertible Note Financing (discussed above).

Further, pursuant to the Biovest Plan, Laurus/Valens has an additional allowed secured claim against us in the amount of $4.160 million. On the Effective Date, we executed and delivered to Laurus/Valens term notes (the “Laurus/Valens Term B Notes”) evidencing such additional allowed secured claim in the original principal amount of $4.160 million. The following are the material terms and conditions of the Laurus/Valens Term B Notes:

•	the Laurus/Valens Term B Notes mature on November 17, 2013;

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interest accrues on the Laurus/Valens Term B Notes at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	we may prepay the Laurus/Valens Term B Notes, without penalty, at any time; and

•

provided that the Laurus/Valens Term A Notes have been paid in full, we are required to make mandatory prepayments under the Laurus/Valens Term B Notes from any intercompany funding by Accentia to us (with certain exceptions and conditions), but only up to the outstanding principal and accrued interest under the Laurus/Valens Term B Notes.

With the prior written consent of Laurus/Valens, we may convert all or any portion of the outstanding principal and accrued interest under either the Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes into shares of our common stock. The number of shares of our common stock issuable on such a conversion (the “Laurus/Valens Conversion Shares”) is equal to (a) an amount equal to the aggregate portion of the principal and accrued and unpaid interest thereon outstanding under the applicable Laurus/Valens Term A Note or the Laurus/Valens Term B Note being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported (or reported by Pink Sheets, LLC) for our common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes will be secured by a first lien in all of our assets junior only to the lien granted to the DIP Lender and to certain permitted liens. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes will also be guaranteed by Accentia (the “Accentia Guaranty”), up to a maximum amount of $4,991,360.00. The Accentia Guaranty will be secured by Accentia’s pledge of 20,115,818 shares of our common stock owned by Accentia and by the assets of Accentia’s subsidiary, Analytica International, Inc.

On September 11, 2007, we entered into loan documentation for two financing transactions with two of our Directors, as follows:

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We issued an Unsecured Promissory Note in the amount of $0.1 million to Francis E. O’Donnell, Jr. M.D., our Chairman and CEO and also Chairman and CEO of our parent, Accentia in consideration of a loan in the principal amount of $0.1 million to be used by us for operating expenses. This unsecured Note bears interest at prime rate plus 2.0%, is non-amortizing and payable in a single lump sum of principal and accrued interest at maturity, and will mature at the earlier of the date of closing of a sale of our non-strategic assets with net proceeds of $5.0 million or greater or one year from the date of the Note.

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We issued an Unsecured Promissory Note in the amount of $0.1 million to Ronald Osman, our Director in consideration of a loan in the principal amount of $0.1 million to be used by us for operating expenses. This unsecured Note bears interest at prime rate plus 2.0%, is non-amortizing and payable in a single lump sum of principal and accrued interest at maturity, and will mature at the earlier of the date of closing of a sale of our non-strategic assets with net proceeds of $5.0 million or greater or one year from the date of the Note. In addition, we agreed to issue to Mr. Osman a Warrant to purchase up to 909,090 shares of our common stock at an exercise price of $1.10 per share. The exercise price may be paid by Mr. Osman in cash or through a cashless exercise by surrendering a portion of the warrant or underlying warrant shares with a fair market value at the time of exercise equal to the exercise price. The warrant will expire on September 5, 2014.

The two September 11, 2007 Unsecured Promissory Notes mentioned above were cancelled and where incorporated into 15% Secured Convertible Debenture described below.

On September 22, 2008, we entered into definitive agreements with three investors, all of whom are related parties, related to a private placement of 15% Secured Convertible Debentures (the “Debentures”) and sold $1.15 million in principal amount of the Debentures to these related parties.

On September 26, 2008, we agreed to issue to two of the purchasers of the Debentures warrants to purchase a total of 0.625 million shares of our common stock at an exercise price of $0.40 per share, vested immediately with a five-year term. These warrants were issued in consideration of the agreement of these purchasers to extend the maturity date of certain existing promissory notes which had previously reached maturity.

In accordance with our Plan and at Debenture holders’ election in the Plan, on November 17, 2010 all of the outstanding balances due from us to Debenture holders were converted into shares of our common stock.

On September 26, 2007, we entered into loan documentation for a financing transaction with one of our affiliates, as follows:

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We issued an Unsecured Promissory Note in the amount of $46,015 to Dennis Ryll, M.D., a shareholder of Accentia in consideration of a loan in the principal amount of $46,015 to be used by us for operating expenses. This unsecured Note bears interest at prime rate plus 2.0%, is non-amortizing and payable in a single lump sum of principal and accrued interest at maturity, and will mature on May 31, 2008. In addition, we agreed to issue to Dr. Ryll a warrant to purchase up to 25,099 shares of our common stock at an exercise price of $1.10 per share. The exercise price may be paid by Dr. Ryll in cash or through a cashless exercise by surrendering a portion of the warrant or underlying warrant shares with a fair market value at the time of exercise equal to the exercise price. The warrant will expire on September 30, 2012. In accordance with our Plan and at Dr. Ryll’s election in the Plan, on November 17, 2010 all of the outstanding balance due from us to Dr. Ryll was converted into shares of our common stock.

On October 12, 2007, we entered into loan documentation for a financing transaction with one of our Directors, as follows:

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We issued an Unsecured Promissory Note in the amount of $0.3 million to Ronald E. Osman, Esq., one of our Directors in consideration of a loan in the principal amount of $0.3 million to be used by us for operating expenses. This unsecured Note bears interest at prime rate plus 2.0%, is non-amortizing and payable in a single lump sum of principal and accrued interest at maturity, and will mature at the earlier of the date of closing of a debt or equity financing by us with net proceeds of $5.0 million or greater or one year from the date of the Note. In addition, we agreed to issue to Mr. Osman a warrant to purchase up to 2,727,270 shares of our common stock at an exercise price of $1.10 per share. The exercise price may be paid by Mr. Osman in cash or through a cashless exercise by surrendering a portion of the warrant or underlying warrant shares with a fair market value at the time of exercise equal to the exercise price. The warrant will expire on October 11, 2014. In accordance with our Plan and at Mr. Osman’s election in the Plan, on November 17, 2010 all of the outstanding balance due from us to Mr. Osman was converted into shares of our common stock.

On May 9, 2008, we entered into a financing transaction with one of our directors, whereby we issued a convertible promissory note in the amount of $1.0 million, bearing interest at 10% and with a maturity date of the earlier to occur of one year from the date of issuance, or, at the election of the lender, upon closing of a financing transaction resulting in net proceeds of at least $15.0 million. Interest only is payable monthly and may be paid by issuance of our restricted common stock, calculated at a price of $0.32 per share. At any time after issuance of the note the lender may elect to convert all or any portion of the outstanding principal and accrued interest on the note into our common stock, at a conversion price equal to $0.32 per share. As part of this transaction we issued to the lender a warrant to purchase up to 2.0 million shares of our common stock for a period of seven years at an exercise price of $0.32 per share, with cashless exercise provisions. In addition, we entered into an option agreement with the lender whereby the lender may elect, at any time before the earlier to occur of i) notice of a signed term sheet for a financing of specified magnitude or ii) maturity of the note as defined therein, to increase his loan by an amount of up to the full original loan amount ($1.0 million) upon the same terms as contained in the original note, including issuance of additional warrants with the same term, exercise price, and cashless exercise provisions. In accordance with our Plan and at the note holder’s election in the Plan, on November 17, 2010 all of the outstanding balance due from us to note holder was converted into shares of our common stock.

On June 12, 2008, we entered into a financing transaction with one of our directors, whereby we issued a convertible promissory note in the amount of $0.2 million, bearing interest at 10% and with a maturity date of the earlier to occur of one year from the date of issuance, or, upon the repayment of a short term loan we provided to Accentia in the amount of $0.2 million. On June 25, 2008, having received repayment of our short term loan to Accentia in the amount of $0.2 million, we repaid the principal amount due under this note. Interest was payable monthly and was paid by issuance of our restricted common stock, calculated at a price of $0.32 per share. As part of this transaction we issued to the lender a warrant to purchase up to 0.4 million shares of our common stock for a period of seven years at an exercise price of $0.32 per share, with cashless exercise provisions. In accordance with our Plan and at the note holder’s election in the Plan, on November 17, 2010 all of the outstanding balance due from us to the note holder was converted into shares of our common stock.

On December 22, 2008, we completed the closing of the DIP Transaction with the DIP Lender. Pursuant to the transaction, the DIP Lender provided to us a secured line of credit in an amount of up to $3.0 million in accordance with an order entered by Bankruptcy Court. As of September 30, 2010, the DIP Lender has advanced $1.89 million to us, with additional advances being subject to the DIP Lender’s discretion and further order of the Bankruptcy Court. Effective as of November 17, 2010, the DIP Note was replaced by the DIP Lender Plan Note.

On November 17, 2010, in accordance with the terms of the Plan, we executed and delivered in favor of the DIP Lender a secured convertible promissory note (the “DIP Lender Plan Note”) in an original principal amount of $2,309,223.44. The DIP Lender Plan Note replaces the $3.0 million secured line of credit promissory note dated December 22, 2008, which we previously executed in favor of the DIP Lender. The DIP Lender Plan Note matures on November 17, 2012 and all principal and accrued but unpaid interest is due on such date. Interest accrues and is payable on the outstanding principal amount of the DIP Lender Plan Note at a fixed rate of sixteen percent (16%) per annum, with interest in the amount of ten percent (10%) to be paid monthly and interest in the amount of six percent (6%) to accrue and be paid on the maturity date. We may prepay the DIP Lender Plan Note in full, without penalty, at any time, and the DIP Lender may convert all or a portion of the outstanding balance of the DIP Lender Plan Note into shares of our common stock at a conversion rate of $0.75 per share of our common stock.

The DIP Lender Plan Note is secured by a first priority lien on all of our property.

Revimmune, LLC

On January 16, 2008, the Company entered into a sublicense agreement (the “Sublicense Agreement”) with Revimmune, LLC (“Revimmune”) under which the Company was granted the exclusive worldwide rights to Revimmune™, a patent-pending pharmaceutical treatment in late-stage development for the treatment of and prevention of transplant rejection including rejection following a bone marrow transplant.

The material terms and conditions of the Sublicense Agreement are as follows:

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The Company is obligated to pay to Revimmune a royalty of 6% on net sales, and in the event of a sublicense by the Company, to pay 20% of sublicense consideration received. The Company did not pay an upfront fee in connection with the Sublicense but upon the approval of the sublicensed treatment in the U.S. for each sublicensed indication, the Company is required to issue to Revimmune vested warrants to purchase 2.0 million shares of the Company’s common stock. Each such warrant which will be granted at the approval of each successive Sublicensed Product will have an exercise price of $1.10 per share or, at the discretion of Company, at a price equal to the fair market value of the Company’s common stock on the date of the grant of such warrant.

•	The Company assumed certain obligations under Revimmune’s license with Johns Hopkins University related to the sublicensed technology, including the payment of all royalty obligations due Johns

Hopkins University for the sublicensed products which includes a 4.0% royalty on licensed products and services and a 20.0% royalty on sublicense consideration.

•	The Company will be responsible, at its sole cost and expense, for the development, clinical trial(s), promotion, marketing, sales and commercialization of the sublicensed products.

•

In the event of any petition in bankruptcy filed by or with respect to the Company, or any pledge or grant of a lien by the Company of the sublicensed rights, the Sublicense Agreement shall terminate and the Sublicensed Rights shall revert to Revimmune. Revimmune has not exercised this term.

•	Revimmune is affiliated with a director of the Company.

PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

All notices of proposals by shareholders, whether or not be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606. Any such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the books of the Company, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Company which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have included in the Company’s proxy statement and related proxy card and presented at the 2012 annual meeting of shareholders must be received by the Company no later than August 17, 2011 (120 calendar days prior to the anniversary of the mailing date of this proxy statement) and must comply with Securities and Exchange Commission rules regarding the inclusion of shareholder proposals in proxy statements. If the date of the 2012 annual meeting of shareholders is changed by more than 30 days from the date of the 2011 Annual Meeting (i.e., January 18th), then the deadline for submitting such proposals shall be a reasonable time before the Company begins to print and send its proxy materials for the 2012 annual meeting.

Under the Company’s bylaws, notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 must be delivered to or mailed and received in writing by the Company’s Secretary at the principal executive offices of the Company not less than 120 days prior to the date of the meeting.

OTHER MATTERS

The Board of Directors does not currently know of any other matters to be presented at the 2011 Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

/s/ FRANCIS E. O’DONNELL, JR., M.D.
Francis E. O’Donnell, Jr., M.D.
Chairman of the Board and Chief Executive Officer

December 14, 2010

Appendix A

BIOVEST INTERNATIONAL, INC.

2010 EQUITY INCENTIVE PLAN

(Effective as of November 15, 2010)

Section 1. PURPOSE AND DEFINITIONS

(a) Purpose. The purpose of this Biovest International, Inc. (the “Company”) 2010 Equity Incentive Plan (the “Plan”) is to advance the interests of the stockholders of the Company by enhancing the Company’s ability to attract, retain, and motivate persons who make or are expected to make important contributions to the Company and its Subsidiaries by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company’s stockholders. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Subsidiaries, the Company seeks to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

(1) The term “Administrator” shall mean the Board of Directors.

(2) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(3) The term “Beneficial Owner” shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

(4) The term “Board” shall mean the Board of Directors of the Company.

(5) The term “Code” shall mean the Internal Revenue Code of 1986 or any successor thereto, as the same may be amended and in effect from time to time.

(6) The term “Company” shall mean Biovest International, Inc., a Delaware corporation.

(7) The term “Employee” shall mean a person who is employed by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or any Subsidiary.

(8) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

(9) The term “Fair Market Value” shall mean, with respect to a share of Stock, if the Stock is then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Stock Market’s National Market), the average closing price of a share of Stock on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option or Stock Appreciation Right, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option or Stock Appreciation Right, then such average closing price for the five trading days immediately preceding the date of such event. If the Stock is not traded on a registered securities exchange or quoted in such a quotation system, the Administrator shall determine the Fair Market Value of a share of Stock.

(10) The term “Incentive Stock Option” means an option granted under this Plan and which is an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(11) The term “Non-Employee Director” shall mean any member of the Company’s Board who is not an employee of the Company or of any Affiliate of the Company.

(12) The term “Nonqualified Stock Option” shall mean an option granted under the Plan which is not an Incentive Stock Option.

(13) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 4 on such terms and conditions as may be prescribed by the Administrator, whether or not such option is an Incentive Stock Option.

(14) The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 5 on such terms and conditions as may be prescribed by the Administrator.

(15) The term “Participant” shall mean any eligible person who is granted a Plan Award hereunder.

(16) The term “Performance Goals” shall mean one or more business criteria based on individual, business unit, group, Company or other performance criteria selected by the Administrator.

(17) The term “Plan” shall mean the 2011 Biovest International, Inc. Equity Incentive Plan, as the same may be amended and in effect from time to time.

(18) The term “Plan Awards” or “Awards” shall mean awards or grants of stock Options and various other rights with respect to shares of Stock.

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(19) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 4, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

(20) The term “Stock” shall mean shares of the Company’s common stock, par value $.01 per share.

(21) The term “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(22) The term “Ten Percent Stockholder” shall mean an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Code Section 422.

Section 2. ADMINISTRATION AND PARTICIPANTS

(a) Administration. The Plan shall be administered by the Board of Directors or by any other committee appointed by the Board. If the Company has a class of securities registered under the Exchange Act, then such committee shall consist of not fewer than two members of the Board, each of whom shall qualify (at the time of appointment to the committee and during all periods of service on the committee) in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and as an outside director as defined in Section 162(m) of the Code and the regulations thereunder. The Administrator shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Administrator is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Administrator may also be exercised by the entire Board. To the extent that any permitted action taken by the Board conflicts with any action taken by the Administrator, the Board action shall control. To the extent permitted by applicable law and except for Awards granted to Persons who are subject to Section 16 of the Exchange Act, the Administrator may delegate any or all of its powers or duties under the Plan, including, but not limited to, its authority to make awards under the Plan to such person or persons as it shall appoint pursuant to such conditions or limitations as the Administrator may establish; provided, however, that the Administrator shall not delegate its authority to amend or modify the Plan pursuant to the provisions of Section 12(b) of the Plan. To the extent of any such delegation, the term “Administrator” when used herein shall mean and include any such delegate.

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(b) Eligibility for Participation. Any Employee, director, officer, consultant, or advisor of the Company or its Subsidiaries may be granted Awards under the Plan, provided that consultants or advisors may only be granted Awards under the Plan if they are natural persons that provide bona fide services to the Company or its Subsidiaries. The Administrator shall designate each individual who will become a Participant. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive a Plan Award in any other year.

Section 3. STOCK AVAILABLE FOR PLAN AWARDS

(a) Stock Subject to Plan. The Stock to be subject to or related to Plan Awards may be either authorized and unissued shares or shares held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Section 9, shall be Ten million (10,000,000) shares.

(b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards under this Plan at any time while the Plan is in effect, the total number of shares determined to be available pursuant to subsections (a) and (c) of this Section 3 shall be reduced by, (1) the maximum number of shares of Stock subject to issuance upon exercise of outstanding Options or outstanding Stock Appreciation Rights granted under this Plan; and (2) the maximum number of shares of Stock related to outstanding Other Stock-Based Awards granted under this Plan, as determined by the Administrator in each case as of the dates on which such Plan Awards were granted.

(c) Terminated, Expired or Forfeited Plan Awards. The shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards.

Section 4. OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Grant of Options.

(1) The Administrator, at any time and from time to time while the Plan is in effect, may grant Options to such Employees and other eligible individuals as the Administrator may select, subject to the provisions of this Section 4 and Section 3 of the Plan. Subject to any limitations set forth in the Plan, the Administrator shall have complete discretion in determining: (a) the eligible individuals to be granted an Option; (b) the number of shares of Stock to be subject to the Option; (c) whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option; provided that, Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary; and (d) any other terms and conditions of the Option as determined by the Administrator in its sole discretion.

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(2) Unless otherwise determined by the Administrator, Incentive Stock Options: (a) will be exercisable at a purchase price per share of not less than One Hundred percent (100%) (or, in the case of a Ten Percent Stockholder, one hundred and ten percent (110%)) of the Fair Market Value of the Stock on the date of grant; (b) will be exercisable over not more than ten (10) years (or, in the case of a Ten Percent Stockholder, five (5) years) after the date of grant; (c) will terminate not later than three (3) months after the Participant’s termination of employment for any reason other than retirement (as defined herein), disability or death; (d) will terminate at the end of the exercise period as specified in the grant in the event of termination of employment as a result of disability, death or retirement; and (e) will comply in all other respects with the provisions of Code Section 422. For purposes hereof, “retirement” shall mean the employee terminates at a time when employee’s combined age and years of service equal at least sixty (60) (subject to the Age and Service Guidelines set forth below). The Age and Service Guidelines are:

a)	the employee must have a minimum of three (3) years of service; and

b)	the employee must have attained a minimum age of fifty-five (55) years during the year of termination. For clarification, Incentive Stock Options granted will continue to be exercisable and will continue to vest until the Incentive Stock Option is terminated hereunder.

(3) Nonqualified Stock Options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Administrator. Nonqualified Stock Options will be exercisable during such periods or on such date as determined by the Administrator and shall terminate at such time as the Administrator shall determine. Nonqualified Stock Options shall be subject to such terms and conditions as are determined by the Administrator; provided that any Option granted to a Section 162(m) Participant shall either have a purchase price of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant or be subject to the attainment of such Performance Goals as are established by the Administrator, unless otherwise determined by the Administrator.

(4) Each award agreement evidencing an Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of Stock (as determined on the date of the option grant) that may be purchased by a Participant for the first time during any calendar year pursuant Incentive Stock Options granted under the Plan or any other plan of the Company or its Subsidiaries exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. This limitation shall be applied by taking stock options into account in the order in which they were granted.

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(b) Grant of Stock Appreciation Rights.

(1) The Administrator, at any time and from time to time while the Plan is in effect, may grant Stock Appreciation Rights to such Employees and other eligible individuals as it may select, subject to the provisions of this Section 4 and Section 3 of the Plan. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Administrator. If the Stock Appreciation Right is granted independently of an Option, the grant price of such right shall be the Fair Market Value of Stock on the date of grant of such Stock Appreciation Right; provided, however, that the Administrator may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date.

(2) Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a share of Stock on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Administrator in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(c) Terms and Conditions.

(1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions, including but not limited to the attainment of Performance Goals, as shall be determined by the Administrator in its sole discretion and set forth in the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right shall be exercised beyond ten (10) years from the date of grant.

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(2) The Administrator may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Option or Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Administrator from time to time and consistent with the Plan.

(3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

(4) If any fractional share of Stock would otherwise be issued to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.

(d) Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve.

(e) Payment for Option Shares.

(1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in such manner as is provided in the applicable award agreement.

(2) Any payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in cash. Notwithstanding the foregoing, if permitted by the Award Agreement or otherwise permitted by the Administrator, the payment may be made by delivery of shares of Stock beneficially owned by the Participant, or attestation by the Participant to the ownership of a sufficient number of shares of Stock, or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered or attested shall have been beneficially owned by the Participant for a period of not less than six (6) months prior to the date of exercise. Any such shares of Stock so delivered or attested shall be valued at their Fair Market Value on the date of such exercise. The Administrator shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required. The Administrator also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Stock may be issued directly to the Participant’s broker upon receipt of the Option purchase price in cash directly to the broker.

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(3) To the extent that the payment of the exercise price for the Stock purchased pursuant to the exercise of an Option is made with shares of Stock as provided in Section 4(e)(2) of the Plan, then, at the discretion of the Administrator, the Participant may be granted a replacement Option under the Plan to purchase a number of shares of Stock equal to the number of shares tendered or attested to as permitted in Section 4(e)(2) hereof, with an exercise price per share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

(f) Nonqualified Stock Option Awards to Non-Employee Directors.

(1) Each Non-Employee Director shall automatically be granted Nonqualified Stock Options under the Plan in the manner set forth in this Section 4(f). A Non-Employee Director may hold more than one Nonqualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

(2) Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase a number of shares of Stock that is equal to the sum of (i) 60,000 shares plus (ii) 15,000 shares for each standing Board committee on which the Non-Employee Director serves as of the grant date, plus (iii) 15,000 shares of Stock for each standing Board committee for which the Non-Employee Director serves as the chairperson as of the grant date (which number of shares shall be subject to adjustment in the manner provided in Section 9 of the Plan). For purposes of this Plan, the term “standing Board committee” means the Audit Committee, Compensation Committee, and the Governance and Nominating Committee of the Board, or any successor to such committees. Nonqualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

(3) The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 110% of the Fair Market Value of a share of Stock on the date of grant of such Option.

(4) Nonqualified Stock Options granted to Non-Employee Directors under the Plan are fully vested on the date of grant. Notwithstanding the foregoing, such Options shall terminate on the earlier of:

(A) ten years after the date of grant; or

(B) five years after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director’s death, disability or retirement.

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(g) Transfer of Control. Upon a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or stock of the Company are sold, leased, transferred or otherwise disposed of (other than a mere reincorporation transaction or one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the surviving corporation) (a “Transfer of Control”), then any unexercisable portion of an outstanding Option shall become immediately exercisable as of a date prior to the Transfer of Control, which date shall be determined by the Board in its sole discretion. The exercise of any Option that was permissible solely by reason of this Paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. The Board may further determine, in its sole discretion, to provide that any Options which become exercisable solely by reason of this Paragraph 8 and which are not exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control. Notwithstanding the foregoing, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with a Transfer of Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option at the time of such Transfer of Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option or (iii) the acceleration of such Option is subject to other limitations imposed by the Board at the time of the grant of the Option. The determination of option comparability under clause (i) above shall be made by the Board in its sole discretion, and its determination shall be final, binding and conclusive.

Section 5. STOCK AND OTHER STOCK-BASED AND COMBINATION AWARDS

(a) Grants of Other Stock-Based Awards. The Administrator, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such Employees or other eligible individuals as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to or otherwise based on Stock, may include, but are not limited to, awards of restricted Stock or Plan Awards denominated in the form of “stock units”, grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 4 of the Plan. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company or Subsidiary, including a plan of any acquired entity. Each Other Stock-Based Award shall be evidenced by an award agreement in such form as the Administrator may determine.

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(b) Terms and Conditions. Subject to the provisions of the Plan, the Administrator shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 3 of the Plan) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be subject to the attainment of Performance Goals, and whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

(c) Consideration for Other Stock-Based Awards. In the discretion of the Administrator, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

(d) Dividend Equivalents on Plan Awards.

(1) The Administrator may determine that a Participant to whom an Other Stock-Based Award is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the performance or restriction period relating to such Plan Award, such Participant had been the holder of record of a number of shares of Stock subject to the Award (as adjusted pursuant to Section 9 of the Plan). Any such payment may be made at the same time as a dividend is paid or may be deferred until such later date as is determined by the Administrator in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”.

(2) Notwithstanding the provisions of subsection (d)(1) of this Section 5, the Administrator may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of whole shares of Stock having a Fair Market Value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until a later date, and the shares of Stock covered thereby may be subject to the terms and conditions of the Plan Award to which it relates (including but not limited to the attainment of any Performance Goals) and the terms and conditions of the Plan, all as determined by the Administrator in its sole discretion.

Section 6. AWARDS TO PARTICIPANTS OUTSIDE OF THE UNITED STATES

In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who reside or work outside of the United States of America, the Administrator may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the Participant receive cash, in such amount as the Administrator may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Administrator may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 6 without thereby affecting the terms of the Plan as in effect for any other purpose, and the

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Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

Section 7. PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

(a) Issuance of Shares. Certificates for shares of Stock issuable pursuant to a Plan Award shall be issued to and registered in the name of the Participant who received such Award. The Administrator may require that such certificates bear such restrictive legend as the Administrator may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Administrator may specify. If the Administrator has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Plan Award pursuant to Section 5(d) of the Plan, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents.

(b) Substitution of Shares. Notwithstanding the provisions of this subsection (b) or any other provision of the Plan, the Administrator may specify that a Participant’s Plan Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Administrator) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with subsection (a) of this Section 7 (such rights being called “Stock Equivalents”). Subject to the provisions of Section 9 of the Plan and the other terms and provisions of the Plan, if the Administrator shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to subsection (a) of this Section 7 covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents may, at the option of the Administrator, be converted into an equivalent number of shares of Stock or, upon the expiration of any restriction period imposed on such Stock Equivalents, into cash, under such circumstances and in such manner as the Administrator may determine.

(c) Cooperation. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult

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with, supply information to, and otherwise cooperate with the Company; provided, however, that the failure to comply with such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived by the Administrator upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(d) Tax and Other Withholding. Prior to any distribution of cash, Stock or any other benefit available under a Plan Award (including payments under Section 5(d) and Section 7(b) of the Plan) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution. The Administrator, in its sole discretion, may substitute a Plan Award for another outstanding Plan Award or Plan Awards of the same or different type, so long as the substituted Plan Award is substantially equivalent in value to the outstanding Award for which the substitution is being made.

Section 8. NON-TRANSFERABILITY OF PLAN AWARDS

(a) Restrictions on Transfer of Awards. Plan Awards shall not be assignable or transferable by the Participant other than by will or by the laws of descent and distribution except that the Participant may, with the consent of the Administrator, transfer, without consideration, Plan Awards that do not constitute Incentive Stock Options to the Participant’s children, stepchildren, grandchildren, parent(s), stepparent(s), grandparent(s), spouse, sibling(s), mother-in-law, father-in-law, son(s)-in-law, daughter(s)-in-law, brother(s)-in-law or sister(s)-in-law, and to persons with whom the Participant has an adoptive relationship, (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

(b) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.

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Section 9. ADJUSTMENTS TO AWARDS

In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Stock subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of shares of Stock subject to any Award payable or denominated in Stock shall always be a whole number. Notwithstanding the foregoing, Nonqualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 4(f) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 10. UNFUNDED STATUS OF THE PLAN

Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant, any Non-Employee Director, or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Administrator) shall be no greater than the right of an unsecured general creditor of the Company.

Section 11. RIGHTS AS A STOCKHOLDER

A Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.

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Section 12. TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS

(a) Term. Unless the Plan is terminated earlier pursuant to subsection (b) of this Section 12, no Incentive Stock Options may be granted under the Plan after ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

(b) Amendment, Modification and Termination of Plan. The Board may, at any time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Administrator to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Administrator, and such other amendments as may be necessary or desirable to implement such Plan Awards, and may terminate the Plan or any provision thereof; provided, however, that no amendment shall be made without the approval of the stockholders of the Company if such approval would be required by the Code. Subject to the provisions of subsection (c) of this Section 12, the Administrator may, at any time and from time to time, amend or modify any outstanding Plan Award to the extent not inconsistent with the terms of the Plan.

(c) Limitation. Subject to the provisions of subsection (e) of this Section 12, no amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Plan Award, by the Board, the Administrator or the stockholders of the Company, shall, without the written consent of the affected Participant, adversely affect any outstanding Plan Award.

(d) Survival. The Administrator’s authority to act with respect to any outstanding Plan Award and the Board’s authority to amend the Plan shall survive termination of the Plan.

(e) Amendment for Changes in Law. Notwithstanding the foregoing provisions, the Board and Administrator shall have the authority to amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Plan Awards that qualify for beneficial treatment under such rules, without stockholder approval (unless otherwise required by law or the applicable rules of any securities exchange on which the Stock is then traded) and without Participant consent.

Section 13. INDEMNIFICATION AND EXCULPATION

(a) Indemnification. Each person who is or shall have been a member of the Board and the Administrator shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and

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from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Board and the Administrator, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, or the Administrator, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 14. EXPENSES OF PLAN

The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.

Section 15. FINALITY OF DETERMINATIONS

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board or the Administrator shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its Subsidiaries, the stockholders, the Administrator, the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.

Section 16. NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD

(a) No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an employee of the Company or any Subsidiary, whether for the duration of any performance period, restriction period, or vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.

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(b) No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Receipt of an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award agreement.

Section 17. GOVERNING LAW AND CONSTRUCTION

The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.

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BIOVEST INTERNATIONAL, INC. 324 SOUTH HYPE PARK AVE, SUITE 350 TAMPA, FL 33606 ATTN: YIYI LAM

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01 06	Francis E. O’Donnell, Jr 02 Ronald E. Osman Peter J. Pappas, Sr 07 Raphael J. Mannino	03 John Sitilides 08 Edmund C. King	04 Jeffrey A. Scott	05 Christopher C. Chapman

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain
2	Proposal to approve the 2010 Equity Incentive Plan;	☐	☐	☐

3	Proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2011; and	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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BIOVEST INTERNATIONAL, INC.

Annual Meeting of Shareholders

January 18, 2011 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned shareholder of Biovest International, Inc. hereby appoints David D. Moser and YiYi Lam, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and vote all shares of Biovest International, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Biovest International, Inc., and at any adjournments or postponements thereof, to be held on January 18, 2011, at 10:00 a.m. local time, at the corporate offices of Biovest International, Inc., 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side